Exhibit 99.2

UNITED STATES BANKRUPTCY COURT

NORTHERN DISTRICT OF OHIO

EASTERN DIVISION

:
:
In re:	:	Chapter 11

LTV STEEL COMPANY, INC.,	:	Jointly Administered
a New Jersey corporation, et al.,	:	Case No. 00-43866

Debtors.	:	Chief Judge Randolph Baxter

ORDER: (A) AUTHORIZING THE LTV CORPORATION,
LTV STEEL COMPANY, INC. AND CERTAIN REMAINING
DEBTORS TO IMPLEMENT DISTRIBUTION AND DISMISSAL PLAN;
(B) ESTABLISHING A RECORD DATE FOR IDENTIFYING SHAREHOLDERS
OF THE LTV CORPORATION IN CONNECTION WITH THE DISTRIBUTION
AND DISMISSAL PLAN AND (C) GRANTING CERTAIN RELATED RELIEF

     This matter coming before the Court on the Motion of The LTV Corporation, LTV Steel Company, Inc. and Certain Remaining Debtors for an Order (A) Authorizing Them to Implement Distribution and Dismissal Plan; (B) Establishing a Record Date for Identifying Shareholders of The LTV Corporation in Connection With the Distribution and Dismissal Plan and (C) Granting Certain Related Relief (the “Motion”);1 the Court having reviewed the Motion and all other related pleadings, including: (a) the precautionary objection to the Motion (the “Precautionary Objection”) filed by Oil States International, Inc. and Oil States Industries, Inc. (collectively, “Oil States”), (b) the notice of consensual resolution of the Precautionary Objection filed by LTV Steel and the Dissolving Debtors, (c) the letter responses (collectively, the “Letter Responses”) filed by Pamela J. Carpenter, Blanche Frenkiel, Dudley E. Smith and John Pannone (collectively, the “Responding Shareholders”) and (d) the declaration of Glenn J.

[1]	All capitalized terms not otherwise defined herein shall have the meanings given to them in the Motion.

Moran in further support of the Motion; the Court having heard the statements of counsel regarding the relief requested in the Motion at a hearing before the Court (the “Hearing”); counsel for Oil States having stated at the Hearing that Oil States has agreed to withdraw the Precautionary Objection; the Court having determined that the Responding Shareholders, through the Letter Responses, have not articulated any objection to the relief requested in the Motion; the Court finding that (a) the Court has jurisdiction over this matter pursuant to 28 U.S.C. §§ 157 and 1334, (b) this is a core proceeding pursuant to 28 U.S.C. §§ 157(b)(2), (c) notice of the Motion and the Hearing was sufficient under the circumstances and in compliance with the Bankruptcy Code, 11 U.S.C. §§ 101-1330 (the “Bankruptcy Code”), the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), the Local Bankruptcy Rules and applicable state law, (d) LTV Steel and the Dissolving Debtors have demonstrated a sound business purpose for the relief granted herein, and such relief is appropriate to carry out the provisions of the Bankruptcy Code, (e) the Distribution and Dismissal Plan complies with the requirements of the appropriate provisions of applicable state business corporation laws, including section 303 of the DGCL, which apply to authorize the dissolutions contemplated in the Motion; (g) LTV Corp. has articulated a sound business purpose for the rejection of the Transfer Agent Agreement, and the rejection of the Transfer Agent Agreement as of the Record Date is in the best interests of LTV Corp.’s estate and creditors; and (h) cause exists for the dismissal of the Dissolving Debtors’ chapter 11 cases on the terms set forth herein; and the Court having determined that the legal and factual bases set forth in the Motion and at the Hearing establish just cause for the relief granted herein;

     IT IS HEREBY ORDERED THAT:

     1. The Motion is GRANTED.

     2. Pursuant to applicable state laws and sections 105, 349, 363, 365 and 1112 of the Bankruptcy Code, the Distribution and Dismissal Plan is approved in all respects, and the Dissolving Debtors2 are authorized to take any and all steps they reasonably determine are necessary or appropriate to effectuate the Distribution and Dismissal Plan, including, in sequence with respect to each applicable Dissolving Debtor: (a) the resolution of any remaining administrative claims and the completion of any related litigation, including the Oil States Appeals and the NUFIC Arbitration, in the Dissolving Debtors’ chapter 11 cases (the “Claims Resolution Process”); (b) the pro rata distribution on account of any allowed administrative claims in the Dissolving Debtors’ chapter 11 cases (the “Distribution Process”); (c) the filing of final reports with the Court setting forth any distributions made in the respective Dissolving Debtors’ cases; (d) the dissolution or merger of each of the Dissolving Debtors, pursuant to applicable state law, upon completion of the Distribution Process (the “Dissolution Process”); and (e) the dismissal of each of the Dissolving Debtors’ chapter 11 cases, pursuant to section 1112(b) of the Bankruptcy Code, immediately upon completion of the Dissolution Process. The Dissolving Debtors shall provide Oil States with at least 20 days written notice of (a) any distribution to be made during the Distribution Process; (b) any dissolution or merger to be effectuated during the Dissolution Process; and (c) any dismissal pursuant to section 1112(b) of the Bankruptcy Code.

     3. Without limiting, and consistent with, the general authority set forth in paragraph 2 above, LTV Corp. and LTV Steel are specifically authorized to take all actions and pay all costs (collectively, the “Expenses”) to implement the Distribution and Dismissal Plan on

[2]	The Dissolving Debtors are comprised of the following Debtors: LTV Corp.; Jalcite I, Inc.; LTV Electro-Galvanizing, Inc.; Dearborn Leasing Company; and Fox Trail, Inc.

behalf of the LTV Corp. Dissolving Debtors and the LTV Steel Dissolving Debtors, respectively, including: (a) disposing of the miscellaneous assets, as described in the Motion and subject to the March 21, 2001 order (D.I. 744), as modified by the stipulation and order entered on November 26, 2001 (D.I. 1938), approving procedures for completing certain miscellaneous asset sales; (b) completion of the Claims Resolution Process, including by litigating the Oil States Appeals and prosecuting the NUFIC Arbitration; (c) completion of the Distribution Process; (d) the execution and delivery of appropriate agreements or other documents of merger or consolidation containing terms that satisfy the requirements of applicable state law; (e) the filing of appropriate certificates or articles of merger, consolidation or dissolution (collectively, the “Dissolution Documents”) pursuant to applicable state law to complete the Dissolution Process; (f) the payment of state franchise taxes, federal income or other taxes and other necessary expenses relating to the merger, consolidation or dissolution of the Dissolving Debtors under the Dissolution Process; and (g) other actions, including the completion of filings or recordings that may be required by applicable state law in connection with such transactions.

     4. Consistent with the foregoing, (a) each of the Dissolving Debtors’ officers is authorized to execute, deliver, file and have recorded the Dissolution Documents with respect to the applicable Dissolving Debtor and to take such other actions on behalf of such Dissolving Debtor as such person may determine to be required under appropriate provisions of applicable state business corporation laws, including section 303 of the DGCL, or any other applicable law in connection with transactions contemplated herein, and (b) the Secretary or any Assistant Secretary of the applicable Dissolving Debtor is authorized to certify or attest to any of the foregoing actions. The execution of any such Dissolution Document or the taking of any such action shall be deemed conclusive evidence of the authority of such person so to act.

     5. Each federal, state and local governmental agency or department is authorized and directed to accept the filing of any Dissolution Document. This Order is declared to be in recordable form and shall be accepted by any filing or recording officer or authority of any applicable governmental authority or department without any further orders, certificates or other supporting documents.

     6. March 31, 2005 shall be the Record Date for the purpose of identifying the LTV Corp. Equity Holders, as reflected in ChaseMellon’s records, that are entitled to any and all shareholder rights with respect to the Distribution and Dismissal Plan and the eventual dissolution of LTV Corp., but the LTV Corp. Equity Holders shall not receive any distribution on account of their shares of LTV Corp. stock. As of the Record Date, (a) the Transfer Agent Agreement is deemed rejected, pursuant to section 365 of the Bankruptcy Code, (b) LTV Corp. is authorized to close and discontinue further maintenance of the transfer records for LTV Corp.’s stock and (c) LTV Corp. is authorized to cease payment of the Transfer Agent Fees. ChaseMellon is directed to provide to LTV Corp. on the Record Date the list of LTV Corp. Equity Holders as of the Record Date. Until the termination of the Transfer Agent Services, LTV Corp. will pay the monthly costs for such services in full as a winddown expense.

     7. The Dissolution Notice and the Publication Notice substantially in the form attached to the Motion as Exhibit D, and the manner of service and publication of these notices as described in the Motion, are approved in all respects. Such notice satisfies the notice requirements of the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules and the appropriate provisions of applicable state business corporation laws, including section 303 of the DGCL. All claims against the Dissolving Debtors must be presented in accordance with this Court’s orders (including any applicable claims bar date orders) and, in any event, all such claims shall be forever barred, waived, released and discharged if not filed on or before 60 days following service of the Dissolution Notice (the “Response Date”). Additionally, all claims against the Dissolving Debtors shall be satisfied only in accordance with this Court’s orders.

     8. LTV Corp. is authorized to (a) establish and fund the Reserve Account for the conduct of Post-Dismissal Activities and the payment of Post-Dismissal Claims and (b) select the Post-Dismissal Agent, who is authorized to act on LTV Corp.’s behalf during the conduct of the Post-Dismissal Activities.

     9. LTV Corp. shall fund the Reserve Account, immediately before making the pro rata distributions described in the Motion, with a good faith estimate of the funds required to pay the Post-Dismissal Activities (such as preparing and filing final tax returns and such other activities that are required to wind up the Dissolving Debtors’ corporate forms). If LTV Steel and Georgia Tubing and/or any of the LTV Corp. Dissolving Debtors have not yet been dissolved when LTV Corp. funds the Reserve Account, (a) LTV Corp.’s ownership of stock in LTV Steel and Georgia Tubing and/or such LTV Corp. Dissolving Debtor shall transfer to the Post-Dismissal Agent and (b) the Post-Dismissal Agent shall have the authority to act as the authorized representative of LTV Steel and/or such LTV Corp. Dissolving Debtor in furtherance of the Distribution and Dismissal Plan and the conduct of all Post-Distribution Activities. In the event that excess funds remain in the Post-Dismissal Account after satisfaction of all Post-Dismissal Claims and completion of all Post-Dismissal Activities, such funds shall be contributed to a nationally recognized charity selected by, but not affiliated with, the Post-Dismissal Agent.

     10. After the applicable Dismissal Date, neither the Dissolving Debtors, their estates nor any of their directors, officers, employees, members, professionals, representatives and agents shall have any further obligations in respect of the respective Dissolving Debtors’ chapter 11 cases.

     11. The provisions of section 349(b) of the Bankruptcy Code are waived with respect to the ultimate dismissal of the Dissolving Debtors’ cases.

     12. The Court shall retain jurisdiction to enforce the relief granted in this Order.

Dated:	March 30, 2005	/s/ Randolph Baxter
CHIEF UNITED STATES BANKRUPTCY JUDGE

PREPARED BY:

/s/ Nicholas M. Miller

David G. Heiman (0038271)
dgheiman@jonesday.com
Heather Lennox (0059649)
hlennox@jonesday.com
Nicholas M. Miller (0069393)
nmmiller@jonesday.com
JONES DAY
North Point
901 Lakeside Avenue
Cleveland, Ohio 44114-1190
Telephone: (216) 586-3939
Facsimile: (216) 579-0212

Jeffrey B. Ellman (OH 0055558)
jbellman@jonesday.com
JONES DAY
1420 Peachtree Street, N.E., Suite 800
Atlanta, Georgia 30309-3053
Telephone: (404) 521-3939
Facsimile: (404) 581-8330

ATTORNEYS FOR THE DEBTORS
AND DEBTORS IN POSSESSION